UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2019

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Announcement of New President and CEO
On April 5, 2019, the Board of Directors of FARO Technologies, Inc. (the “Company”) appointed Michael D. Burger as the President and Chief Executive Officer of the Company, effective June 17, 2019, to succeed Dr. Simon Raab, who is retiring as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors on June 16, 2019.
Mr. Burger, age 60, most recently served as President and Chief Executive Officer and as a member of the board of directors of Electro Scientific Industries, Inc., a leading supplier of innovative laser-based microfabrication solutions for industries reliant on microtechnologies, from October 2016 to February 2019, when it was acquired by MKS Instruments, Inc. Prior to joining Electro Scientific Industries, Inc., Mr. Burger was President and Chief Executive Officer and a member of the board of directors of Cascade Microtech, Inc., a manufacturer of advanced wafer probing, thermal and reliability solutions for the electrical measurement and testing of high performance semiconductor devices, from July 2010 to June 2016. From April 2007 to February 2010, Mr. Burger served as the President and Chief Executive Officer and as a member of the board of directors of Merix Corporation (“Merix”), a printed circuit board manufacturer. Mr. Burger also served as a member of the board of directors of ViaSystems Group, Inc. from February 2010 after it acquired Merix until May 2015. From November 2004 until joining Merix, Mr. Burger served as President of the Components Business of Flextronics Corporation. From 1999 to November 2004, Mr. Burger was employed by ZiLOG, Inc., a supplier of devices for embedded control and communications applications. From May 2002 until November 2004, Mr. Burger served as ZiLOG’s President and a member of its board of directors. Mr. Burger holds a B.S. degree in Electrical Engineering from New Mexico State University and a certificate from the Stanford University International Executive Management Program.
There are no arrangements or understandings between Mr. Burger and any other persons pursuant to which he was appointed President and Chief Executive Officer. There are no family relationships between Mr. Burger and any director or executive officer of the Company, and Mr. Burger does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Employment Agreement with Mr. Burger
On April 5, 2019, the Company entered into an Employment Agreement with Mr. Burger (the “Employment Agreement”), which is effective as of June 17, 2019. In accordance with the terms of the Employment Agreement, Mr. Burger’s initial compensation will consist of the following:

•	Base salary - An annual base salary of $700,000.

•
Transition to short-term incentive plan - Because Mr. Burger will not be eligible to participate in the Company’s short-term incentive plan for 2019, he will be eligible to receive a target bonus of 100% of his base salary, pro-rated for the number of days he is employed by the Company during 2019, provided that he remains employed by the Company on December 31, 2019 and conditioned upon his achievement of certain performance goals established by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) and accepted in writing by Mr. Burger on April 5, 2019.

•
Short-term incentive plan - Mr. Burger will be eligible to participate in the Company’s short-term incentive plan beginning in 2020, with a target payout of at least 100% of his base salary conditioned upon the Company’s achievement of the performance goals established by the Compensation Committee.

•
Long-term incentive plan - Mr. Burger will be eligible to receive annual grants under the Company’s long-term incentive plan beginning in 2020, with a target value of at least $2 million. Such grants are expected to be awarded in a combination of performance-vesting restricted stock units and time-vesting restricted stock units, in ratio of 50% and 50%, respectively.

•
Sign-on equity grant - Mr. Burger will be granted a one-time sign-on restricted stock unit award on June 17, 2019 with a target value of $3 million. This equity grant will be comprised of a combination of performance-vesting restricted stock units and time-vesting restricted stock units, in a ratio of 50% and 50%, respectively. One-third of the time-vesting restricted stock units will vest on each of the first, second and third anniversaries of the grant date. The performance-vesting restricted stock units will be earned based on how the Company’s total shareholder return, or TSR, compares to the TSR of the Russell 2000 Growth Index during the performance period from June 17, 2019 to June 17, 2022 (the “Relative TSR”). If the Company’s Relative TSR during the performance period is (i) at the 55% percentile, 100% of the target performance-vesting restricted stock units awarded will be earned and will vest; (ii) at or above the 80th percentile, 200% of the target performance-vesting restricted stock units awarded will be earned and will vest, provided that if the Company’s TSR for the performance period is negative, the maximum percentage that may be earned is 100%; (iii) at the 25th percentile, 25% of the target performance-vesting restricted stock units awarded will be earned and will vest; and (iv) below the 25th percentile, no performance-vesting restricted stock units will be earned. The percentage of performance-vesting restricted stock units that are earned will be interpolated if Relative TSR is between the 25th and 80th percentiles during the performance period.

•
Signing bonus - Mr. Burger will receive a one-time signing bonus equal to $500,000 payable in a lump sum in cash within 30 days following June 17, 2019. Mr. Burger will be required to repay the signing bonus if, prior to June 17, 2021: (i) he voluntarily terminates his employment with the Company other than for “good reason” (as defined in the Employment Agreement), (ii) the Employment Agreement expires as a result of his election not to renew the annual term of the Employment Agreement, or (iii) his employment is terminated by the Company for “cause” (as defined in the Employment Agreement).

•
Relocation expenses - Mr. Burger is entitled to receive reimbursement for the reasonable expenses he incurs in relocating to the Company’s headquarters location in Lake Mary, Florida. He will also be entitled to receive reimbursement for the reasonable expenses he incurs in returning to the U.S. West Coast if he is terminated by the Company without cause or the Company elects not to renew the annual term of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Burger will be a participant in the Company’s Amended and Restated Change in Control Severance Policy (the “Policy”), which Policy is described in the Company’s 2018 proxy statement filed with the Securities and Exchange Commission on March 29, 2018, with the additional provision that if the target amount of Mr. Burger’s annual cash bonus for the year in which a qualifying termination (as defined in the Policy) takes place is greater than the aggregate of (i) the bonus amount (as defined in the Policy) and (ii) the pro-rated bonus amount provided for in the Policy, then he will receive such target amount in lieu of the bonus amounts described in clauses (i) and (ii) above. In addition, if during the period of time beginning with a change in control (as defined in the Policy) and ending 12 months following such change in control, the Company terminates Mr. Burger’s employment other than for cause or his employment terminates due to his resignation for good reason, as of the date of such termination, (a) any outstanding and unvested stock options held by him will become fully exercisable, (b) any outstanding time-vesting, stock-based awards held by him will become fully vested and payable and (c) any outstanding performance-vesting stock-based awards will become fully vested and payable at the greater of actual performance or target.
In addition, pursuant to the Employment Agreement, in the event Mr. Burger’s employment is terminated by the Company other than for “cause” or “disability”, if the Company elects not to renew the annual term of the Employment Agreement or if Mr. Burger terminates his employment for “good reason” (as such terms are defined in the Employment Agreement), Mr. Burger will be entitled to receive:

•
cash severance equal to the sum of (i) his annual base salary plus (ii) an amount equal to his target bonus for the annual performance period during which the date of termination occurs, pro-rated for the duration of the year that Mr. Burger was employed by the Company, payable in a lump sum cash payment within 90 days following the date of termination (provided that he has executed and not revoked a general release of claims and covenant not to sue in favor of the Company and complies with certain non-competition restrictions);

•	accelerated vesting of any outstanding and unvested stock options and time-vesting stock-based awards;

•
accelerated vesting of the target number of performance-vesting stock-based awards (other than stock options), pro-rated to reflect the portion of the performance period that had passed prior to Mr. Burger’s date of termination; and

•
if Mr. Burger elects to continue coverage under the Company’s group health plans, reimbursement, on an after-tax basis, for the amount by which the premium for such coverage exceeds the amount paid by the Company for such coverage for similarly situated Company executives for a period of up to 12 months.

This summary is not intended to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On April 9, 2019, the Company issued a press release announcing Mr. Burger’s appointment as President and Chief Executive Officer of the Company effective June 17, 2019. A copy of the press release is attached hereto as Exhibit 99.1.
The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits
EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between FARO Technologies, Inc. and Michael Burger dated April 5, 2019
99.1	Press release dated April 9, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

April 9, 2019	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary